Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT


I consent to the use in this Amendment No. 2 to Form 8-K of Biogan International, Inc. of my report dated October 10, 2000 with respect to the consolidated financial statements of Biogan International Inc., appearing in the Form 8-K filed with the Securities and Exchange Commission.



/s/ Dennis W. Bersch
October 24, 2000